ARIEL INVESTMENT TRUST
THIRD AMENDMENT TO TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT dated as of this 12th day of August, 2015 to the Transfer Agent Servicing Agreement, dated as of July 6, 2007, as amended November 15, 2010 and November 15, 2011 (the “Agreement”), is entered into by and between ARIEL INVESTMENT TRUST, a Massachusetts business trust, (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by written agreement executed by the parties and authorized or approved by the Board of Trustees; and

NOW THEREFORE, the parties agree as follows:

Amended Exhibit E of the Agreement is hereby superseded and replaced with Amended Exhibit E attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ARIEL INVESTMENT TRUST	U.S BANCORP FUND SERVICES, LLC

By: /s/ Merrillyn Kosier	By: /s/ Michael R. McVoy

Name: Merrillyn Kosier	Name: Michael R. McVoy

Title: Executive Vice President	Title: Executive Vice President

8/2015	1

Amended Exhibit E to the Transfer Agent Servicing Agreement – Ariel Investment Trust

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at August, 2015
Annual Service Charges to the Fund*
 •  Base Fee Per Cusip
 •  NSCC Level 3 Accounts
 •  No-Load Fund Accounts
 •  Load Fund Accounts
 •  Daily Accrual Fund Accounts
 •  Closed Accounts
 (Includes SSGA or FAF money market fund)

 Activity Charges
 •  Manual Shareholder Transaction
 •  Omnibus Account Transaction
 •  Correspondence
 •  Telephone Calls
 •  Voice Response Calls
 •  Qualified Plan Accounts

$XXXX /year
$ XXXX /open account
$ XXXX /open account
$ XXXX /open account
$ XXXX /open account
$ XXXX /closed account

$ XXXX/transaction
$ XXXX /transaction
$ XXXX /item
$ XXXX /minute
$ XXXX/call
$ XXXX /account (Cap at $ XXXX /SSN)

Initial conversion charges • Waived**

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.
**Normal implementation and conversion charges are waived.  Extraordinary items such as conversion of historical AWD images will be estimated separately.

8/2015	2

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement
Ariel Investment Trust

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at August, 2015

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
•  Business Line Functions Supported
       •  Fund Administration and Compliance
       •  Transfer Agent and Shareholder Services
       •  Fund Accounting
       •  Custody Services
       •  Securities Lending Services
       •  Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*
•  $ XXXX per service per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

8/2015	3

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at August, 2015
FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
1.  FAN Web Premium (Fund Groups over 50,000 open accounts)
                 • Implementation - $ XXXX per fund group – includes up to 25 hours of technical/BSA support
                 • Annual Base Fee - $ XXXX per year
2.  FAN Web Select (Fund Groups under 50,000 open accounts) – Standard Web services
                 • Implementation - $ XXXX per fund group – includes up to 10 hours of technical/BSA support
                 • Annual Base Fee - $ XXXX per year
3.  Customization - $ XXXX per hour
4.  Activity (Session) Fees:
                 •  Inquiry - $ XXXX per event
                 •  Account Maintenance - $ XXXX per event
                 •  Transaction – financial transactions, reorder statements, etc. - $ XXXX per event
                 •  New Account Set-up - $ XXXX per event (Not available with FAN Web Select)

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to us a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
•  Inquiry Only
                 • Inquiry - $ XXXX per event
                 • Per broker ID - $ XXXX per month per ID
•  Transaction Processing
                  •  Implementation - $ XXXX per management company
                  •  Transaction – purchase, redeem, exchange, literature order - $ XXXX per event
                  •  New Account Set-up – may contain multiple fund/accounts - $ XXXX per event
                  •  Monthly Minimum Charge - $ XXXX per month

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•  Base Fee Per Management Company – file generation and delivery - $6,000 per year
•  Per Record Charge
           •  Rep/Branch/ID - $ XXXX
           •  Dealer - $ XXXX
           •  Price Files - $ XXXX or $ XXXX /user/month, whichever is less

CLIENT DATA ACCESS – USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
•  MFS Systems (includes COLD and On Line Report view applications)
           •  Setup - $ XXXX (includes 2 workstations)
           •  Service - $ XXXX/month
•  Report Source
          •  No Setup Charge
          •  $ XXXX /month per reporting category
•  T/A Imaging
           •  Setup - $ XXXX (includes 2 workstations)
           •  $ XXXX/month
•  Fund Source
          •  No Setup Charge
          •  $ XXXX /month

8/2015	4

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at August, 2015
Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family.
•  90 days or less – $ XXXX /open account
•  91-180 days – $ XXXX /open account
•  181-270 days – $ XXXX /open account
•  271 days – 1 year - $ XXXX /open account
•  1 year – 2 years - $ XXXX /open account

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
•  $ XXXX setup/fund group of 1-5 funds, $ XXXX setup/fund group of over 5 funds
•  $ XXXX/account/year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $1.50 per open account per year.
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family: • $ XXXX setup/fund group • $ XXXX per certificate transaction
E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
•  $ XXXX setup/fund group
•  $ XXXX /month administration
•  $ XXXX /received e-mail correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
$500 /month

8/2015	5

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement
Supplemental Services at August, 2015

Charges Paid by Investors – Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
•  $ XXXX  /qualified plan SSN
•  $ XXXX /Coverdell ESA SSN
•  $ XXXX lifetime IRA fee per SSN
 Additional Shareholder Paid Fees
•  $ XXXX /outgoing wire transfer
•  $ XXXX /overnight delivery
Programming Charges – Charges incurred for customized services based upon fund family requirements including but not limited to:
•  Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per Cusip
•  Select reports – shareholder system queries for customized reporting, mailings, etc.
•  File transmissions of client requested shareholder data file extracts
•  Conversion programming
•  Customized service development
•  Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
•  All other client specific customization and/or development services
FULFILLMENT SERVICES
Fulfillment Services for Fund Literature (Prospect Services)

Account Management                                     $ XXXX/month
Receiving                                                           $ XXXX per SKU
Order Processing                                              $ XXXX /order
Skid Storage                                                      $ XXXX /month
Disposal                                                             $ XXXX
Miscellaneous Fees
     Postage                                                         Pass Through
     Print on Demand                                         Quoted Separately
Premium Fulfillment Services (Collateral, Fund Give Aways)
Receiving                                                           $ XXXX per SKU
Order Processing                                              $ XXXX /order
Skid Storage                                                      $ XXXX /month
Disposal                                                             $ XXXX
Repackaging and Labeling                             $ XXXX /hour
Miscellaneous Fees                                         Postage = Pass Through
eDelivery of Correspondence
Personalization of Copy $ XXXX
Standard Correspondence fee applies
Inbound Teleservicing Only
•  Account Management - $ XXXX /month
•  Call Servicing - $ XXXX /per minute
Lead Conversion Reporting
•  Database Installation, Setup -  $ XXXX /fund group
•  Specialized Programming - (Separate Quote)*
•  Semi-Annual Lead Source report provided (June 30 and December 31)
Web On-line Fund Fulfillment
•  Account Management  - $ XXXX /month
•  Installation, Setup - $ XXXX /fund group
•  Per Literature Order- $ XXXX /request
Follow-up Services
•  Correspondence - $ XXXX /item
Fees exclude postage and printing charges.

8/2015	6

Amended Exhibit E (continued) to the Transfer Agent Servicing Agreement
August, 2015

INFORMA – ELECTRONIC STATEMENTS AND TAX FORMS Monthly, Quarterly, Annual

Electronic Statement Presentation	Initial Setup	Recurring Charges
a. Document Loading, Storage and Access		$ XXX per statement
b. Document Consent Processing, Suppression, Notification		$ XXX per suppressed statement
c. Development & Implementation of Electronic Statements (Quarterly and Monthly)	$ XXX
d. Development & Implementation of Electronic Tax Forms	$ XXX

FAN Web Transaction Fees	Initial Set Up	Recurring Charges
View Consent Enrollment		$ XXX per transaction
Consent Enrollment		$ XXX per transaction
View Statements		$ XXX per view

Notes:

a. Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

b. Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and e-mail notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. E-mail notification of document availability to an ISP address. Notification volume will be determined by customer consent.

c. Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. statements, confirms, tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

d. Consent options will be reflected on TA2000;  Email tracking and reporting on TA2000 Electronic Media reports

e. Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements. $ XXXX per hour.

8/2015	7